UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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EAGLE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Eagle Financial Services, Inc. (the “Company”) will be held on Wednesday, May 16, 2007, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia. The purpose of the meeting shall be as follows:

1. To elect four (4) Directors for a term of three (3) years.

2. To elect two (2) Directors for a term of one (1) year.

3. To transact such other business as shall properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 1, 2007, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors,

/s/ JAMES W. MCCARTY, JR.
James W. McCarty, Jr.
Vice President, Chief Financial Officer, and Secretary-Treasurer

Berryville, Virginia

April 18, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. THE ENCLOSED PROXY, WHEN RETURNED PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED IN THE PROXY.

EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

May 16, 2007

This Proxy Statement is being furnished to the shareholders of Eagle Financial Services, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 16, 2007, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia, and at any adjournment thereof.

The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by employees of the Company. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons, and the Company will reimburse them for their reasonable charges in this connection. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the meeting and not subsequently revoked will be voted at the meeting. The approximate date on which this proxy statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 18, 2007.

Where a shareholder directs in the proxy a choice with respect to any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted in favor of the election of the Directors and in the best judgment of Messrs. Thomas T. Byrd, Lewis M. Ewing and Randall G. Vinson on such other business, if any, that may properly come before the meeting or any adjournment. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary of the Company, or by voting in person at the meeting.

The close of business on April 1, 2007, has been fixed as the record date for the Annual Meeting and any adjournment thereof. The number of shares of Common Stock outstanding on that date and entitled to vote at the Annual Meeting was 3,109,232. Each outstanding share of the Company’s Common Stock is entitled to one vote on all matters submitted to shareholders at the meeting. There are no cumulative voting rights. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.

The purposes of the meeting are to elect Directors and vote on such other business, if any, that may properly come before the meeting or any adjournment. The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE - ELECTION OF DIRECTORS

The Board of Directors of the Company is structured into three classes (I, II, and III) with one class elected each year to serve a three-year term. The term of Class I Directors will expire at the Annual Meeting. The persons named below, all of whom are currently members of the Board, will be nominated to serve as Class I Directors. If elected, the Class I nominees will serve until the 2010 Annual Meeting of Shareholders. In addition, Messrs. Rinker and Stokely, who were appointed to the Board in 2006 and are standing for election for the first time, have been nominated to serve as Class II Directors, whose term will expire during the 2008 Annual Meeting of Shareholders. All nominees have consented to be named and have indicated their intent to serve if elected. Those nominees receiving the greatest number of votes shall be deemed elected even though they may not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a Director.

Certain information concerning the nominees for election at the Annual Meeting as Class I and Class II Directors is set forth below, as well as certain information about the Class II and III Directors, who will continue in office until the 2008 and 2009 Annual Meetings of Shareholders, respectively. The following biographical information discloses each Director’s age, principal occupation during the last five years and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Bank of Clarke County (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company.

Class I (Nominees to be elected to serve until the 2010 Annual Meeting):

Thomas T. Gilpin, 54, has been a Director since 1986.

Mr. Gilpin is President of Lenoir City Company, a real estate investment company in Winchester, Virginia. He is also President of Clarco Corporation, which operates as Northside Lanes, a bowling center in Winchester, Virginia. Mr. Gilpin is Chairman of the Board of both the Company and the Bank.

John R. Milleson, 50, has been a Director since 1999.

Mr. Milleson has been the President and Chief Executive Officer of both the Company and the Bank since 1999. From 1997 to 1999, he was Executive Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank.

Robert W. Smalley, Jr., 55, has been a Director since 1989.

Mr. Smalley is President of Smalley Package Co., Inc., a company focused on real estate management in Berryville, Virginia. This company previously manufactured pallets.

James T. Vickers, 54, has been a Director since 2001.

Mr. Vickers is Chief Executive Officer of Oakcrest Companies, a family of real estate-related companies in Winchester, Virginia.

Class II (Nominees to be elected to serve until the 2008 Annual Meeting):

Douglas C. Rinker, 47, has been a Director since 2006.

Mr. Rinker is President and Treasurer of Winchester Equipment Company, an equipment sales and service company in Winchester, Virginia.

John D. Stokely, Jr., 54, has been a Director since 2006.

Mr. Stokely is President and owner of Cavalier Land Development Corp., a real estate development company in Ashburn, Virginia.

The Board of Directors recommends a vote FOR the Directors nominated to serve as Class I and II Directors.

Class II (Incumbent Directors serving until the 2008 Annual Meeting):

Thomas T. Byrd, 61, has been a Director since 1995.

Mr. Byrd is President and Publisher of Winchester Evening Star, Inc., a newspaper publishing company headquartered in Winchester, Virginia.

Lewis M. Ewing, 72, has been a Director since 1984.

Mr. Ewing retired as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank in 1999.

Class III (Incumbent Directors serving until the 2009 Annual Meeting):

Mary Bruce Glaize, 51, has been a Director since 1998.

Mrs. Glaize is a homemaker and local volunteer at the Shenandoah Valley Discovery Museum.

Randall G. Vinson, 60, has been a Director since 1985.

Mr. Vinson is Pharmacist and Owner of Berryville Pharmacy in Berryville, Virginia.

James R. Wilkins, Jr., 61 has been a Director since 1998.

Mr. Wilkins is Vice President of Silver Lake Properties, Inc. and JRW Properties and Rentals, Inc. and a general partner of Silver Lake, LLC, Wilkins Investments, L.P. and Wilkins Enterprises, L.P. These entities are real estate development and management companies in Winchester, Virginia. Until May 2005, Mr. Wilkins was President of Wilkins ShoeCenter, Inc., a footwear retailer in Winchester, Virginia.

Executive Officers Who Are Not Directors

Jeffrey S. Boppe, 43, has served as Senior Vice President and Senior Loan Officer of the Bank since 1998.

John E. Hudson, 49, has served as Senior Vice President and Marketing Director of the Bank since 2003. Mr. Hudson served as Vice President and Marketing Director of the Bank from 1994 to 2003.

James W. McCarty, Jr., 37, has served as Vice President and Chief Financial Officer of the Company since 1997. Mr. McCarty has served as Senior Vice President and Chief Financial Officer of the Bank since 2000.

Elizabeth M. Pendleton, 58, has served as Senior Vice President and Senior Trust Officer of the Bank since 2000. Mrs. Pendleton served as Vice President and Trust Officer of the Bank from 1998 until 2000.

SECURITY OWNERSHIP

Ownership of Directors and Executive Officers

The following table sets forth, as of March 15, 2007, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers included in the “Summary Compensation Table” below (collectively, the “named executive officers”) and by all Directors and named executive officers as a group.

Name	Number of Shares		Percent of Class
Jeffrey S. Boppe	10,437	(1)(2)(3)(4)	*
Thomas T. Byrd	22,216	(5)	*
Lewis M. Ewing	26,914	(1)	*
Thomas T. Gilpin	109,359	(1)(5)	3.52
Mary Bruce Glaize	2,227		*
John E. Hudson	12,823	(1)(2)(3)(4)	*
James W. McCarty, Jr.	12,382	(1)(2)(3)(4)	*
John R. Milleson	58,933	(1)(2)(3)(4)	1.89
Elizabeth M. Pendleton	12,420	(1)(2)(3)(4)	*
Douglas C. Rinker	1,174		*
Robert W. Smalley, Jr.	15,324	(1)	*
John D. Stokely, Jr.	502		*
James T. Vickers	15,458	(1)	*
Randall G. Vinson	27,174	(1)	*
James R. Wilkins, Jr.	169,127	(1)	5.45

Directors and executive officers as a group (15 persons)	496,470		15.87

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.
(1)	Amounts include shares of Common Stock held jointly with spouse and/or as custodian under the Virginia Uniform Gifts to Minors Act and/or as trustee under the terms of certain trusts.
(2)	Amounts include shares of Common Stock held in the Bank of Clarke County Employee 401(k) Savings and Stock Ownership Plan (the “KSOP”). Each participant in the KSOP has the right to vote the shares allocated to his or her account.
(3)	Amounts include restricted shares of Common Stock which have voting rights and are entitled to dividends at the same rate as unrestricted shares of Common Stock.
(4)	Amounts include shares of Common Stock which may be acquired pursuant to currently exercisable stock options, as follows: Mr. Boppe, 4,000 shares; Mr. Hudson, 2,000 shares; Mr. McCarty, 4,000 shares; Mr. Milleson, 8,000 shares; and Mrs. Pendleton, 4,000 shares.
(5)	Amounts include shares of Common Stock that the individuals beneficially own indirectly through affiliated companies and other entities, as follows: Mr. Byrd, 5,600 shares; and Mr. Gilpin, 11,380 shares.

Ownership of Certain Beneficial Owners

The following table sets forth, as of March 15, 2007, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the Company’s Common Stock.

Name and Address	Number of Shares		Percent of Class (%)
James R. Wilkins, Jr. 7 South Loudoun Street Winchester, Virginia 22601	169,127	(1)	5.45

(1)	Amounts include shares held as trustee under the terms of certain trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during the 2006 year, all filing requirements applicable to its officers and directors were complied with, except for the following transactions that were inadvertently filed late on Form 4: Lewis M. Ewing, a Director, transferred shares during December 2006; John D. Hardesty, a retired Director, sold shares twice during December 2006; and Douglas C. Rinker, a Director, purchased shares during September 2006.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Independence of the Directors

The Board of Directors has determined that the following ten individuals of its total eleven members are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”): Mrs. Glaize and Messrs. Byrd, Ewing, Gilpin, Rinker, Smalley, Stokely, Vickers, Vinson and Wilkins. Mr. Hardesty, who was a director until December 31, 2006, was also independent under these standards. The Board of Directors considered the relationship between the Company and Mr. Byrd, who is the President of a newspaper company with which the Bank advertises, to determine whether he was independent under NASDAQ’s listing standards. There are no relationships between the Company and any other independent director. The only Director not considered independent is Mr. Milleson, who serves as the President and Chief Executive Officer of the Company.

Code of Ethics

The Board of Directors has approved a Code of Ethics for directors, officers and all employees of the Company and the Bank. The Board has also approved an addendum to the Code of Ethics applicable to the Company’s senior financial management, consisting of the Chief Executive Officer and Chief Financial Officer. The addendum addresses, among other things, standards that are reasonably necessary to promote honest and ethical conduct, including conduct with respect to conflicts of interest, full, fair, accurate, timely and understandable disclosure in the Company’s required periodic reports and compliance with applicable governmental rules and regulations. A copy of the Company’s Code of Ethics and its addendum may be obtained by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Board and Committee Meeting Attendance

During 2006, the Board of Directors of the Company held six meetings. The Directors of the Company also serve as Directors of the Bank. The Bank’s Board held twelve meetings in 2006. During 2006, each Director attended greater than 75% of the aggregate number of meetings of both Boards of Directors and meetings of committees on which he or she was a member, with the exception of Mr. Vinson, who attended 71% of the meetings held.

Executive Sessions

Independent Directors meet periodically outside of regularly scheduled Board meetings. The Company has scheduled four executive sessions that include only independent Directors for 2007. These sessions are led by the Chairman of the Board.

Committees of the Board

The Company’s only standing committee is the Audit Committee. The Compensation Committee is a committee of the Bank’s Board of Directors. Neither the Company’s nor the Bank’s Board of Directors has a nominating committee. The following sections discuss each of these committees.

Audit Committee. The Audit Committee met four times in 2006. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function. During 2006, the Company outsourced its internal audit function to an independent public accounting firm that specializes in financial institutions. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee, which is included as Attachment A to this Proxy Statement.

This committee consists of Messrs. Vinson, Byrd and Wilkins and Mrs. Glaize. Each of the members of the Audit Committee is independent as that term is defined in the listing standards of NASDAQ. The Company does not have an “audit committee financial expert” as defined by Securities and Exchange Commission regulations. The Board of Directors, however, believes that the members of the Audit Committee have the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

Compensation Committee. The Compensation Committee met four times in 2006. The Compensation Committee reviews the CEO’s performance and compensation and reviews and sets guidelines for compensation of the other executive officers. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Compensation Committee is also responsible for the Compensation Discussion and Analysis within this Proxy Statement. The Compensation Committee consists of Messrs. Rinker, Smalley, Vickers and Vinson, each of whom is independent as that term is defined by the listing standards of NASDAQ. The Compensation Committee and the Board of Directors have adopted a written charter for the Compensation Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Nominating Process

There is no nominating committee of the Board of Directors. The entire Board performs the functions of a nominating committee. The Board has chosen not to have a separate nominating committee because it is comprised primarily of independent Directors and has the time and resources to perform the function of selecting board nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws but does not have a separate charter related to the nomination process.

In identifying potential nominees, the Board of Directors takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent Directors and the need for specialized expertise. The Board considers candidates for Board membership suggested by its members and by management, and the Board will also consider candidates suggested informally by a shareholder of the Company.

The Board of Directors considers, at a minimum, the following factors for potential new Directors or the continued service of existing Directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The process used for selecting new candidates for the Board of Directors involves identifying the need to add a new member with specific qualifications or to fill a vacancy. The Chairman of the Board will initiate a search, which may involve seeking input from Board members and senior management, and considering any candidates recommended by shareholders. A list of candidates which satisfy certain criteria and otherwise qualify for membership is presented to the Board. The Chairman of the Board, along with the President and Chief Executive Officer, conducts interviews with preferred candidates from the list. Afterwards, the Board meets to conduct further interviews of preferred candidates, if necessary, and to approve final candidates for Board membership.

Shareholders may submit candidates for formal consideration by the Company in connection with an annual meeting of shareholders if timely written notice is received, in proper form, for each such recommended Director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2008 Annual Meeting, the notice must be received within the time frame set forth in the section titled “Shareholder Proposals for the 2008 Annual Meeting” within this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election.

Annual Meeting Attendance

The Company has not adopted a formal policy on Director attendance at its Annual Meeting of Shareholders, although all Directors are encouraged to attend and historically most have done so. All Directors, except Mr. Vinson, attended the Company’s 2006 Annual Meeting of Shareholders.

Shareholder Communication

Shareholders may communicate with all members or any member of the Board of Directors by addressing correspondence to “Board of Directors” or to the individual Director. Such correspondence should be addressed to the Secretary of the Company, P.O. Box 391, Berryville, Virginia 22611. All communications so addressed will be forwarded promptly, without screening, to the Chairman of the Board of Directors (in the case of correspondence addressed to “Board of Directors”) or to the individual Director.

Director Compensation

The following table provides compensation information for the year ended December 31, 2006 for each non-employee director of the Company’s Board of Directors:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas T. Byrd	14,700	12,400	—	—	—	—	27,100
Lewis M. Ewing	14,900	12,400	—	—	—	—	27,300
Thomas T. Gilpin	14,300	12,400	—	—	—	—	26,700
Mary Bruce Glaize	11,300	12,400	—	—	—	—	23,700
John D. Hardesty	18,900	12,400	—	—	—	—	31,300
Douglas C. Rinker	7,217	—	—	—	—	—	7,217
Robert W. Smalley, Jr.	16,000	12,400	—	—	—	—	28,400
John D. Stokely, Jr.	4,983	—	—	—	—	—	4,983
James T. Vickers	11,600	12,400	—	—	—	—	24,000
Randall G. Vinson	11,700	12,400	—	—	—	—	24,100
James R. Wilkins, Jr.	12,000	12,400	—	—	—	—	24,400

(1)	John R. Milleson, the Company’s President and Chief Executive Officer is not included in this table as he receives no compensation for his services as a director. The compensation received by Mr. Milleson as an employee is shown in the Summary Compensation Table on page 14.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payment.”

The Compensation Committee evaluates the compensation of the Directors annually. The Compensation Committee relies primarily on information regarding the director compensation of similar financial institutions. Based on this evaluation, the Compensation Committee recommends changes in compensation to the Board of Directors for approval. During 2006, the Compensation Committee did not recommend any changes in director compensation to the Board of Directors.

Non-employee members of the Board of Directors each receive an annual retainer and $500 per Board meeting attended for service as a member of the Bank’s Board of Directors. During 2006, the Chairman of the Board’s retainer was $10,000 and other directors’ retainer was $5,000. Members of the Audit Committee and Compensation Committee received $300 per meeting attended. Members of all other Bank committees received $100 per meeting attended.

In addition to cash compensation, non-employee members of the Board of Directors receive stock awards in accordance with the Company’s Stock Incentive Plan. During 2006, each eligible director received 400 shares of restricted stock, which vested within six months of being granted.

Certain Transactions

The Company, through its subsidiary Bank, grants loans to and accepts deposits from its directors, principal officers and related parties of such persons during the ordinary course of business. Loans are granted on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers. The aggregate balance of loans to directors, principal officers and their related parties was $5,647,000 at December 31, 2006. Deposits are accepted on the same terms, including interest rates, as those prevailing at the time for comparable transactions with other customers. The aggregate balance of deposits from directors, principal officers and their related parties was $9,283,000 at December 31, 2006.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by the Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. The Audit Committee of the Board also has the responsibility to review significant conflicts of interest involving directors or executive officers.

In addition, any extensions of credit to our directors and officers are required to be on substantially the same terms as comparable transactions to non-related parties at the time of the extension of credit, pursuant to Regulation O – Loans to Executive Officers, Directors and Principal Shareholders of Member Banks of the banking regulations applicable to us.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are Directors of the Bank. No member of the Compensation Committee is a current or former officer of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General. The Compensation Committee of the Bank’s Board of Directors reviews the salary and other compensation of executive officers, including the named executive officers, and provides oversight of the compensation programs. The Compensation Committee consists entirely of non-employee, independent members of the Board of Directors and operates under a written charter approved by the Board of Directors. All recommendations from the Compensation Committee regarding the compensation of executive officers are approved by the Board of Directors.

Objectives of Our Compensation Program. The primary objective of the executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the company in a manner to promote its growth and profitability and advance the interest of its shareholders. Additional objectives of our executive compensation program are the following:

•	align executive pay with shareholders’ interests;

•	recognize individual initiative and achievements; and

•	unite the entire executive management team to a common objective.

Executive Compensation Principles. The executive compensation program consists of base salaries, annual cash incentive payments in the form of annual bonuses and long-term equity incentives in the form of stock awards. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a portion of an executive officer’s total compensation to be tied both to our annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash incentive compensation should be tied directly to both company performance and individual performance for the fiscal year. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term company performance and an increase in shareholder value. Under our policy, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation.

We differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility, while at the same time a greater percentage of total compensation should be tied to Company and individual performance. Thus, executive officers with greater roles and responsibilities associated with achieving performance targets should receive a lesser proportion of the reward if those targets are not achieved and should receive a greater proportion of the reward if those targets are met or surpassed. In addition, as an executive officer’s position and responsibility increases, the use of long-term incentive compensation should increase where executive officers have the greatest influence on strategic performance over time.

We presently do not have a policy for adjustment or recovery of payments and awards made to executive officers in the event that the financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment. We may consider the adoption of a policy regarding recovery of payments or awards to the executive officers in the future.

How Executive Pay Levels are Determined. The Compensation Committee reviews the executive compensation program and its elements annually. In determining the compensation of the executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•	the duties, responsibilities and performance of each executive officer;

•	historical cash and equity compensation levels; and

•	comparative industry market data to assess compensation competitiveness.

With respect to comparative industry data, the Compensation Committee reviews executive salaries and evaluates compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee. The peer group used for comparison purposes focuses primarily on public companies in the banking industry that are similar in size or companies with similar market capitalizations and other characteristics.

In 2006, the Compensation Committee selected seven companies for analysis of their financial performance and compensation structures. The financial metrics used by the Compensation Committee to evaluate our performance and the performance of peer companies included revenue growth, return on assets and return on equity.

Components of Executive Compensation. The elements of the compensation program in 2006 included base annual salary, short-term compensation through an annual incentive bonus, and long-term incentives through equity compensation under the Company’s Stock Incentive Plan. The Company provides retirement benefits through a noncontributory pension plan and a 401(k) savings plan. The Company also provides health and welfare benefits that include participation in health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the three principal components of executive compensation is designed to reward and provide incentives to executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2006 can be found in the “Summary Compensation Table” and other tables and narrative disclosures following this discussion.

Base Salary: The Company’s philosophy regarding base salary is to provide reasonable current income to the named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance.

The base salary for the President and Chief Executive Officer of the Company is approved by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee. In making this determination for 2006, the Board of Directors evaluated the performance of the Chief Executive Officer based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the Chief Executive Officer’s performance by the members of the Board of Directors. The Board of Directors also considered a salary survey, prepared by the Virginia Bankers Association, of commercial banks that are similar in terms of size, economic conditions and other factors. No particular weight was given to any particular aspects of the performance of the Chief Executive Officer.

Base salaries for executive officers other than the President and Chief Executive Officer are approved by the Board of Directors based on the recommendation of the Compensation Committee, with the input of the President and Chief Executive Officer. In making base salary determinations for 2006, the Compensation Committee evaluated the performance of the executive officers based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the executive officers’ performance by the Chief Executive Officer. As described above, the Compensation Committee also reviews the salary survey prepared by the Virginia Bankers Association. No particular weight was given to any particular aspects of the performance of the executive officers.

The annual base salaries for the named executive officers for 2006 and the percentage change from 2005 are as follows:

Name	2006 Base Salary	Percent Change from 2005
John R. Milleson	$182,700	5.52%
James W. McCarty, Jr.	$126,000	9.57%
Jeffrey S. Boppe	$142,692	6.49%
Elizabeth M. Pendleton	$115,000	5.50%
John E. Hudson	$89,730	7.46%

Salaries for 2006 increased based upon the financial success of the company and the corresponding guidance that each executive officer gave to his/her line of business. In 2006, Messrs. Boppe, Hudson and McCarty received a higher salary increase due to the assignment of additional areas of responsibility.

Annual Incentive Bonus: Executive officers have the opportunity to earn an annual incentive bonus up to a predetermined percentage of base salary based on achievement of particular performance goals, namely net income and return on equity for 2006. In addition to promoting the achievement of company performance goals, the bonus is designed to align the interests of senior management into a common objective.

The Compensation Committee develops the specific performance objectives and the award formula or matrix by which annual incentive bonuses will be calculated. In 2006, the Compensation Committee, with the assistance of the Chief Executive Officer, assigned a percentage of annual base salary as the incentive bonus for the targeted performance goals. Generally, the Compensation Committee will approve the payment of bonuses if the Company achieves the targeted performance goals. The bonus amounts increase (up to a maximum) when performance exceeds these targeted goals and decrease (down to a minimum) when performance falls below these targeted goals. Although the bonuses are based on targeted performance goals, adjustments to the bonuses may be made at the discretion of the Compensation Committee.

In January 2007, the Compensation Committee approved cash incentive bonuses to executive officers based on the Company’s overall financial performance and the achievement of certain financial and operating goals relating to the 2006 fiscal year. The Compensation Committee did not exercise any discretion with regard to the bonus amounts for 2006. The minimum financial performance required to qualify for a bonus was net income of $5,275,000 and return on equity of 13.70%. The maximum bonus required achieving net income of $6,475,000 and return on equity of 16.80%. In 2006, the Company earned $5,858,000 in net income and its return on equity was 15.27%.

The 2006 bonus was designed to provide short-term incentive compensation that would be reasonable in relation to the payment of base salaries and overall compensation to the executive officers, reward the executive officers for superior achievement and be competitive as compared to short-term compensation paid by the peer group established by the Compensation Committee.

Based on the foregoing, the incentive bonuses awarded to the named executive officers for 2006 and the percentage change from 2005 was as follows:

Name	2006 Bonus	Percent Change from 2005
John R. Milleson	$36,416	(28.17)%
James W. McCarty, Jr.	$25,036	(25.25)%
Jeffrey S. Boppe	$28,405	(27.57)%
Elizabeth M. Pendleton	$23,265	(27.30)%
John E. Hudson	$17,858	(26.91)%

The bonuses paid to executive officers for 2006 decreased from the previous year due to the overall financial performance of the Company relative to the incentive plan matrix. Each year, the Company’s performance must improve, namely net income and return on equity must increase, in order to obtain the same bonus percentage. During 2006, the Company’s return on equity decreased although net income increased slightly.

Equity Compensation: The Compensation Committee may provide equity compensation to executive officers through long-term stock awards. Equity compensation has been made to executive officers in the form of restricted stock, which is both time and performance based. The time based shares vest over a three year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date. The performance based shares vest over a three year period whereby the executive may receive up to one-third of the shares on the anniversary of the grant date if the Company achieves a targeted return on equity, provided that the executive is employed on the anniversary date. The goal of the Compensation Committee in granting equity compensation is to directly link an executive’s compensation opportunities with shareholder value creation. The multi-year vesting of stock awards focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed for extended periods to receive the full benefit of the awards. Due to changes in accounting and tax rules related to stock options, the Compensation Committee determined that granting stock options was not in the best financial interest of the Company.

Beginning in 2006, the Company’s practice with respect to the timing of stock awards is to make restricted stock grants to executive officers once each year in January. On January 3, 2006, the Compensation Committee awarded restricted stock grants and performance vested shares to the executive officers. The total amount of stock awards was set based on the executive’s position and a targeted percentage of base salary. The Compensation Committee determined how these stock awards should be split between time and performance based shares.

Retirement and Other Benefits: The Company provides additional compensation to the named executive officers through various plans which are also available to some or all of the employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing a named executive officer’s total annual compensation and when determining the annual and long-term compensation components described above. These plans are described below.

Pension Plan

The Company has a noncontributory pension plan that conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). During its October 2006 meeting, the Board of Directors adopted a resolution that the pension plan be amended so that no further benefits will accrue under the plan and no individuals may become participants after December 31, 2006.

Additional information on the plan is set forth under “Pension Benefits” below.

Employee 401(k) Savings and Stock Ownership Plan

The Company sponsors a 401(k) savings plan under which eligible employees, including executive officers, may defer a portion of salary on a pretax basis, subject to certain IRS limits. Prior to January 1, 2007, the Company matched 50 percent of employee contributions, on a maximum of six percent of salary deferred, with Company common stock or cash, as elected by each employee. In conjunction with amending the pension plan, the 401(k) plan was amended, effective January 1, 2007, to include a non-elective safe-harbor employer contribution and an age-weighted employer contribution. Each December 31st, qualifying employees will receive a non-elective safe-harbor contribution equal to three percent of their salary for that year. Also, each December 31st, qualifying employees will receive an additional contribution based on their age and years of service. The percentage of salary for the age-weighted contribution increases on both factors, age and years of service, with a minimum of one percent of salary and a maximum of ten percent of salary.

In 2006, all executive officers participated in the 401(k) plan and each received a matching contribution. The Company’s contribution to this plan on behalf of each named executive is disclosed in the “Summary Compensation Table” below.

Employment Agreements. In order to retain and attract executive officers, the Company recognizes the need to enter into employment agreements with provisions for benefits in connection with a termination of employment. The Compensation Committee evaluates the potential payments to executive officers under various arrangements that provide for severance payments, including termination and change of control arrangements, in connection with its annual review of executive compensation.

The Compensation Committee engaged the services of a compensation and benefits consultant for the design and implementation of employment agreements for executive officers. The triggering events and amount of potential payments to executive officers are based on industry standards and are within Internal Revenue Service guidelines.

A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found under the caption “Employment Agreements” below.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and this Proxy Statement.

Compensation Committee

Robert W. Smalley, Jr., Chairman

Douglas C. Rinker

James T. Vickers

Randall G. Vinson

Annual Compensation of Executive Officers

The following tables and discussion summarize the compensation earned during 2006 by (1) the chief executive officer, (2) the chief financial officer and (3) each of the three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

John R. Milleson President and Chief Executive Officer	2006	182,700	—	42,089	—	36,416	20,036	9,141	290,382

James W. McCarty, Jr. Vice President and Chief Financial Officer	2006	126,000	—	20,844	—	25,036	6,043	5,924	183,847

Jeffrey S. Boppe Senior Vice President and Director of Lending and Branch Administration, Bank of Clarke County	2006	142,692	—	20,844	—	28,405	10,372	6,592	208,905

Elizabeth M. Pendleton Senior Vice President and Trust Officer, Bank of Clarke County	2006	115,000	—	20,844	—	23,265	31,564	7,565	198,238

John E. Hudson Senior Vice President and Marketing Director, Bank of Clarke County	2006	89,730	—	12,149	—	17,858	9,412	3,196	132,345

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS No. 123R, “Share Based Payment,” and thus include amounts from awards granted prior to and during 2006. Stock awards are discussed in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.
(2)	The amounts in this column reflect the actuarial increase in the present value of the named executive officers’ benefits under the Company’s pension plan as determined using interest rate and mortality rate assumptions consistent with those used in the Company’s audited financial statements.
(3)	The amounts in this column are detailed in the table titled “All Other Compensation” below.

The Company has entered into an employment agreement with each of the named executive officers, as described below in the “Employment Agreements” section. All compensation paid to the named executive officers is determined as described above in the “Compensation Discussion and Analysis” section.

All Other Compensation

Name	Perquisites and Other Personal Benefits ($)(1)	Payments/ Accruals on Employment Agreements ($)	401(k) Company Match ($)	Life Insurance Premiums ($)(2)	Restricted Stock Dividends ($)(3)	Total ($)

John R. Milleson	—	—	5,481	1,512	2,148	9,141
James W. McCarty, Jr.	—	—	3,780	1,064	1,080	5,924
Jeffrey S. Boppe	—	—	4,281	1,231	1,080	6,592
Elizabeth M. Pendleton	—	—	4,250	2,235	1,080	7,565
John E. Hudson	—	—	1,795	768	633	3,196

(1)	The aggregate value of perquisites did not exceed $10,000 for any named executive officer.
(2)	The amounts in this column represent the annual premium of group term life insurance with a death benefit equal to three times annual compensation, which the Bank provides to all employees.
(3)	The amounts in this column represent dividends received during 2006 on unvested shares of restricted stock. Under the Company’s Stock Incentive Plan, holders are entitled to dividends from the grant date through the vesting period.

The following table contains information concerning annual incentive bonuses and grants of stock awards to each of the named executive officers during the fiscal year ended December 31, 2006. The Company did not grant any stock options to the named executive officers during 2006.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Name
John R. Milleson	1/3/2006	—	—	—	—	840	—	—	23,310
	1/3/2006	—	—	—	—	—	—	1,260	34,965
	11/22/2006	2,350	42,900	67,170	—	—	—	—	—
James W. McCarty, Jr.	1/3/2006	—	—	—	—	444	—	—	12,321
	1/3/2006	—	—	—	—	—	—	666	18,482
	11/22/2006	1,600	29,470	46,170	—	—	—	—	—
Jeffrey S. Boppe	1/3/2006	—	—	—	—	444	—	—	12,321
	1/3/2006	—	—	—	—	—	—	666	18,482
	11/22/2006	1,820	33,450	52,390	—	—	—	—	—
Elizabeth M. Pendleton	1/3/2006	—	—	—	—	444	—	—	12,321
	1/3/2006	—	—	—	—	—	—	666	18,482
	11/22/2006	1,560	27,500	42,930	—	—	—	—	—
John E. Hudson	1/3/2006	—	—	—	—	264	—	—	7,326
	1/3/2006	—	—	—	—	—	—	396	10,989
	11/22/2006	1,150	21,030	32,930	—	—	—	—	—

(1)	The amounts represent potential annual incentive bonuses if the Company achieved certain financial goals for the 2006 fiscal year and are based on percentages of the named executive officer’s 2006 base salary.
(2)	These amounts represent performance-based restricted stock awards granted during 2006. The number of shares represents a target amount which vests equally over a three year period commencing one year after the grant date of the award, subject to performance conditions. The Company’s return on equity during the fiscal year is used to determine what percentage, if any, of the eligible shares vest.
(3)	These amounts represent service-based restricted stock awards granted during 2006. The number of shares represents an amount which vests equally over a three year period commencing one year after the grant date of the award, subject to the named executive officer being employed on the anniversary of the grant date.
(4)	The amounts in this column represent the fair market value of both performance-based and service-based restricted stock awards on their grant date, January 3, 2006, computed in accordance with SFAS No. 123R, “Share Based Payment.” The closing price of the Company’s common stock was $27.75 on that date.

Holdings of Stock Options and Stock Awards

The following table contains information concerning unexercised stock options and unvested stock awards at December 31, 2006 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John R. Milleson	4,000	—	—	21.55	10/1/2014	—	—	—	—
	4,000	—	—	21.63	10/1/2013	—	—	—	—
	—	—	—	—	—	—	—	600	18,000
	—	—	—	—	—	—	—	2,100	63,000
James W. McCarty, Jr.	2,000	—	—	21.55	10/1/2014	—	—	—	—
	2,000	—	—	21.63	10/1/2013	—	—	—	—
	—	—	—	—	—	—	—	280	8,400
	—	—	—	—	—	—	—	1,110	33,300
Jeffrey S. Boppe	2,000	—	—	21.55	10/1/2014	—	—	—	—
	2,000	—	—	21.63	10/1/2013	—	—	—	—
	—	—	—	—	—	—	—	280	8,400
	—	—	—	—	—	—	—	1,110	33,300
Elizabeth M. Pendleton	2,000	—	—	21.55	10/1/2014	—	—	—	—
	2,000	—	—	21.63	10/1/2013	—	—	—	—
	—	—	—	—	—	—	—	280	8,400
	—	—	—	—	—	—	—	1,110	33,300
John E. Hudson	1,000	—	—	21.55	10/1/2014	—	—	—	—
	1,000	—	—	21.63	10/1/2013	—	—	—	—
	—	—	—	—	—	—	—	160	4,800
	—	—	—	—	—	—	—	660	19,800

(1)	The amounts in this column are comprised of unvested shares of restricted stock at December 31, 2006, which were issued October 1, 2004 and January 3, 2006. The final vesting date for the shares issued October 1, 2004 is October 1, 2007. The vesting dates for the shares issued January 3, 2006 are January 3, 2007, 2008 and 2009.
(2)	The amounts in this column represent the fair market value of the restricted stock awards on December 31, 2006. The closing price of the Company’s common stock was $30.00 on that date.

Option Exercises during the Fiscal Year

The following table contains information regarding the exercise of stock options and the vesting of stock awards during 2006 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting ($)(1)	Value Realized on Vesting ($)(2)

John R. Milleson	—	—	1,200	37,200
James W. McCarty, Jr.	—	—	560	17,360
Jeffrey S. Boppe	—	—	560	17,360
Elizabeth M. Pendleton	—	—	560	17,360
John E. Hudson	—	—	320	9,920

(1)	The amounts in this column are comprised of shares of restricted stock, which were issued on October 1, 2003 and October 1, 2004, and vested on October 1, 2006.
(2)	The amounts in this column represent the fair market value of the restricted stock awards on their vesting date, October 1, 2006. The closing price of the Company’s common stock was $31.00 on that date.

Pension Benefits

The following table contains information as of December 31, 2006 regarding the pension plans in which the named executive officers participate.

Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

John R. Milleson	Pension Plan	23	111,869	—
James W. McCarty, Jr.	Pension Plan	15	25,877	—
Jeffrey S. Boppe	Pension Plan	12	45,203	—
Elizabeth M. Pendleton	Pension Plan	9	133,158	—
John E. Hudson	Pension Plan	23	49,529	—

The Pension Plan was amended, effective December 31, 2006, so that no further benefits will accrue and no individuals may become participants in the plan. Other than this amendment, the other terms of the plan remained in effect. Benefits are based on an employee’s average compensation during his or her employment through December 31, 2006. The plan provides for 20% vesting after three years of service and 20% for each additional year of service, therefore, an employee is 100% vested in the plan after seven years of service. All of the named executive officers are fully vested in the plan. The plan provides full benefits under normal retirement at age sixty-five and partial benefits for early retirement at age fifty-five with ten years of service. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the pension plan’s adoption agreement).

Employment Agreements

The Company has entered into an employment agreement with each of the named executive officers. The agreements provide for the termination of employment by the Company without “cause” and termination for “good reason” (as those terms are defined in the Agreement). Termination under either of these circumstances will entitle the named executive officer to (i) the payment of salary for the remainder of the then current term of the Agreement, (ii) a payment in cash equal to the greater of his highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that he was designated to receive under the Company’s annual incentive plan and (iii) the continued benefit to him for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which he was entitled to participate prior to his termination. A named executive officer will not be entitled to any compensation or other benefits under the agreement if employment is terminated for cause. If a named executive officer is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in the Agreement), he/she will receive an amount equal to 299% of his/her base salary, annual bonus and equivalent benefits (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). The agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of employment, and covenants relating to confidentiality and nondisclosure.

John R. Milleson’s agreement, effective January 1, 2004, was for an initial two-year term, however, on January 1, 2004 and each day thereafter the agreement automatically renews and is extended by one year. If termination of employment by the Company without “cause” or by the individual for “good reason” had occurred at December 31, 2006, Mr. Milleson would have been entitled to a severance payment amounting to approximately $244,218. If termination of employment for the same reason following a change in control had occurred during the year ended December 31, 2006, Mr. Milleson would have been entitled to a severance payment amounting to approximately $631,162.

The employment agreements for James W. McCarty, Jr., Elizabeth M. Pendleton and John E. Hudson, effective January 1, 2004, were for an initial term of one year. The initial term of Jeffrey S. Boppe’s employment agreement, effective January 18, 2007, expires on December 31, 2007. Following their initial term, these agreements automatically extend by one year on December 31st of each year. If termination of employment by the Company without “cause” or by the individual for “good reason” had occurred at December 31, 2006, Mr. McCarty, Mr. Boppe, Mrs. Pendleton and Mr. Hudson would have been entitled to severance payments amounting to approximately $185,161, $200,949, $163,947 and $126,822, respectively. If termination of employment for the same reason following a change in control had occurred during the year ended December 31, 2006, Mr. McCarty, Mr. Boppe, Mrs. Pendleton and Mr. Hudson would have been entitled to severance payments amounting to approximately $390,350, $451,637, $403,121 and $271,546, respectively.

The Company has not entered into any other agreement or arrangement that provides for the payment of severance or similar benefits to any of the named executive officers in connection with a termination of employment for any other reason.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Smith Elliott Kearns & Company, LLC has served as the Company’s independent registered public accounting firm since 2005. The Board of Directors has selected this firm to serve as the Company’s independent registered public accounting firm during 2007. Neither this firm nor any of its employees has any direct or indirect financial interest in the Company. Representatives of the firm of Smith Elliott Kearns & Company, LLC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from the shareholders.

On March 16, 2005, the Company notified Yount, Hyde & Barbour, P.C. that it would be dismissed as the Company’s independent registered public accounting firm. The firm of Yount, Hyde & Barbour, P.C. served as the Company’s independent registered public accounting firm during 2004. The Sarbanes-Oxley Act of 2002 caused the Board of Directors to evaluate whether to continue the Company’s relationship with this firm during 2005. Under this Act, Yount, Hyde & Barbour, P.C. was prohibited from performing certain services for the Company. In evaluating this relationship, the Board of Directors and its Audit Committee determined that the Company wanted to rely more heavily on Yount, Hyde & Barbour, P.C. to perform services that would be prohibited if this firm continued to serve as the independent registered public accounting firm and, therefore, a different independent accountant was selected for 2005. Neither this firm nor any of its employees has any direct or indirect financial interest in the Company.

The firm of Smith, Elliott, Kearns & Company, LLC was selected by the Board of Directors and its Audit Committee to serve as the independent registered public accounting firm for the Company for the fiscal year 2005. Prior to being selected as the Company’s independent registered public accounting firm, this firm performed the internal audit function for the Bank during 2003 and 2004.

The decision to change accountants, including the dismissal of Yount, Hyde & Barbour, P.C. and the appointment of Smith Elliott Kearns & Company, LLC, was made by the Board of Directors and its Audit Committee on March 16, 2005. The report of Yount, Hyde & Barbour, P.C. on the Company’s financial statements for each of the two fiscal years ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two fiscal years ended December 31, 2004 and during the subsequent period preceding March 16, 2005, there were no disagreements with Yount, Hyde & Barbour, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Yount, Hyde & Barbour, P.C., would have caused Yount, Hyde & Barbour, P.C. to make reference to the subject matter of the disagreements in connection with its report.

In addition, during the Company’s two fiscal years ended December 31, 2004 and during the subsequent period preceding March 16, 2005, the Company did not consult with Smith Elliott Kearns & Company, LLC regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or any other matters or events that are required to be disclosed by applicable securities laws.

AUDIT INFORMATION

Audit Committee Report

The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the Committee on March 9, 2007.

The Audit Committee has reviewed and discussed the audited financial statements with management and discussed the matters required by SAS 61 with the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence from the Company and its management. Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K filed by the Company.

Audit Committee

Randall G. Vinson, Chairman

Thomas T. Byrd

Mary Bruce Glaize

James R. Wilkins, Jr.

Fees of the Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Smith, Elliott, Kearns & Company, LLC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005 and for the review of the financial statements included in the Quarterly Reports on Form 10-Q for those fiscal years were $64,770 and $47,000, respectively.

Audit Related Fees. The aggregate fees billed by Smith, Elliott, Kearns & Company, LLC for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2006 and 2005 were $8,500 and $8,050, respectively. During 2006 and 2005, these services included employee benefit plan audits.

Tax Fees. Smith, Elliott, Kearns & Company, LLC did not provide any professional services related to taxes during the fiscal years ended December 31, 2006 and 2005.

All Other Fees. There were no other fees billed by Smith, Elliott, Kearns & Company, LLC during the fiscal years ended December 31, 2006 and 2005.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent registered public accounting firm. The Audit Committee, or a designated member of the committee, must pre-approve all audit (including audit related) and non-audit services performed by the independent registered public accounting firm in order to ensure that the provisions of such services does not impair the registered public accounting firm’s independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2008 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611, no later than December 15, 2007, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement. The Company anticipates holding the 2008 Annual Meeting on May 21, 2008.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate Directors or to bring other business before shareholders’ meetings. For a shareholder to nominate a candidate for Director or to bring other business before a meeting, written notice must be received by the Company not less than sixty days and not more than ninety days prior to the date of the meeting. Based on an anticipated meeting date of May 21, 2008 for the 2008 Annual Meeting of Shareholders, the Company must receive such notice no later than March 22, 2008 and no earlier than February 21, 2008. If shareholders receive notice less than seventy days prior to the meeting or public disclosure of the meeting date is made less than seventy days prior to the meeting, written notice must be received by the Company not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was made or such public disclosure was made.

Notice of a nomination for Director must describe various matters regarding the nominee and the shareholder giving notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specific matters.

ANNUAL REPORT AND FINANCIAL STATEMENTS

THE COMPANY’S 2006 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”), WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO JAMES W. McCARTY, JR., SECRETARY OF THE COMPANY, WHOSE ADDRESS IS P.O. BOX 391, BERRYVILLE, VIRGINIA 22611. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than as set forth herein. If any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

James W. McCarty, Jr.
Vice President, Chief Financial Officer and Secretary-Treasurer

April 18, 2007

ATTACHMENT A

Eagle Financial Services, Inc.

Audit Committee Charter

I. AUTHORITY AND MEMBERSHIP

The Committee shall be a joint committee of the Boards of Directors of Eagle Financial Services, Inc. (the “Company”) and of Bank of Clarke County, a Virginia banking corporation (the “Bank”). The members of the Committee are appointed annually by the Chairman of the Board of Directors of the Company. The members shall serve until their successors are duly elected and qualified by the Board. The Board determines the number of members in the Committee from time to time, but the number will not be less than three (3). Committee members must fully satisfy independence and experience requirements as prescribed by Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). No member of the Committee may be an “affiliated person” of the Company or any of its subsidiaries (as defined in the federal securities laws) nor may any member of the Committee simultaneously serve on the audit committee of more than two other public companies or on the audit committee of any financial institution not affiliated with the Bank.

Director’s fees are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Company.

The Chairman will appoint one of the members of the Committee to serve as Committee Chair. The Committee may also appoint a Secretary, who need not be a Director.

In addition to the Company, the Committee is the audit committee for the Bank and has the responsibility, fiduciary duty and authority to oversee the management, financial statements and audit functions of the Bank. In that capacity, the Committee will receive official reports of management and the internal and external auditors regarding financial reporting, internal controls and other matters as discussed herein of the Bank as well as the Company.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Company to provide the Committee with the support of one or more Company employees to assist it in carrying out its duties. The Company shall provide for appropriate funding, as determined solely by the Committee, for payment of the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, as well as compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and compensation to independent counsel or any other advisors employed by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel, independent auditors or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

The Committee is directly and solely responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

The Committee is also responsible for the appointment, compensation, and oversight of the Company’s internal audit function.

II. PURPOSES OF THE COMMITTEE

The Committee’s primary purposes are to:

•	Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

•	Provide assistance to the Company’s Board of Directors by monitoring:

•	the integrity of the financial statements of the Company,

•	the independent auditors’ qualifications and independence,

•	the performance of the Company’s and its subsidiaries’ internal audit function and independent auditors,

•	the Company’s system of internal controls, and

•	the Company’s financial reporting and system of disclosure controls.

•	Provide assistance to the Bank’s Board by monitoring:

•	the integrity of the financial statements of the Bank,

•	the Bank’s system of internal controls,

•	the Bank’s financial reporting, and

•	the compliance by the Bank with applicable legal and regulatory requirements.

•	Prepare the Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

With respect to joint sessions of the Committee:

•

The Committee may meet simultaneously as a committee of the Company and the Bank, though it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other(s) or to consider transactions between the entities or other matters where the Company and its subsidiary may have different interests; and

•

The Committee should consult with outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Company and its subsidiary in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Company’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

The Committee’s job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Company’s or the Bank’s financial statements, to plan or conduct audits, or to determine that the Company’s or the Bank’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). The Company’s and the Bank’s management are responsible for preparing such financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Ethics.

III. RESPONSIBILITIES OF THE COMMITTEE

A. Charter Review

•	Review and reassess the adequacy of this charter at least annually and recommend to the Board any proposed changes to this charter; and

•

Publicly disclose the charter and any such amendments at the times and in the manner as required by the SEC and/or any other regulatory body or stock exchange having authority over the Company, and in all events post such charter and amendments to the Company’s website.

B. Company Financial Reporting / Internal Controls

•	Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits;

•

Review and discuss with management and the independent auditors the Company’s quarterly financial statements and its Form 10-Q (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management’s discussion and analysis, the results of the independent auditors’ reviews of the quarterly financial statements, and determine whether the quarterly financial statements should be included in the Company’s Form 10-Q;

•

Review and discuss with management and the independent auditors the Company’s annual audited financial statements and its Form 10-K (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

•

Review and discuss with management and, where appropriate, the independent auditors, the Company’s financial disclosures in its registration statements, press releases, earnings releases, current reports, real time disclosures, call reports or other public disclosures before the same are filed, posted, disseminated or released (including the use of “pro forma” or “adjusted” non-GAAP information and all related reconciliations to GAAP information) and any earnings guidance, as well as all financial information provided to rating agencies and/or securities analysts including presentations at industry, investor or other conferences;

•

Review and discuss with the Company’s Chief Executive Officer and Chief Financial Officer all matters such officers are required to certify in connection with the Company’s Form 10-Q and 10-K or other filings or reports;

•

Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or generally accepted accounting principles (“GAAP”) methods on the Company’s financial statements;

•

Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the corporation’s financial statements, conditions or results and any necessary disclosures related thereto;

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Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

•	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 90, Audit Committee Communications;

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Ensure that the Company’s independent auditors report to the Committee all of the Company’s critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;

•	Ensure that the Company’s independent auditors share with the Committee all material written communication between the auditors and management;

•	Discuss with the Company’s independent auditors, internal auditors, and management their assessments of the adequacy of the Company’s internal controls and disclosure controls and procedures;

•	Assess whether management is resolving any significant internal control weaknesses diligently;

•

Discuss with the Company’s independent auditors, internal auditors and management, as appropriate, any significant weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies;

•	Monitor the Company’s progress in promptly addressing and correcting any significant identified weaknesses or deficiencies in financial reporting, internal controls or related matters;

•

Receive periodic reports from the independent auditors and appropriate officers of the Company on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Company; and

•	Receive periodic reports from independent auditors and appropriate officers of the Company on significant financial reporting, internal controls or other related matters of the Company’s subsidiaries.

C. Bank Financial Reporting / Internal Controls

•

Review, discuss with management (and, if deemed necessary, the internal and external auditors) and approve the Bank’s financial statements, any reports required by the Bank’s State of incorporation, and the Bank’s representations made to the Company regarding the same;

•

Discuss with management (and, if deemed necessary, the internal and external auditors) significant financial reporting issues and significant accounting policies and judgments made in connection with the preparation of the Bank’s financial statements and call reports, including any significant changes in the Bank’s selection or application of accounting principles;

•

Discuss with management and the internal auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the Bank’s financial statements and any necessary disclosures related thereto;

•	Review all material written communication between the independent auditors and Bank management;

•

Discuss with the Bank’s internal auditors and management their assessments of the adequacy of the Bank’s internal controls, including an assessment of whether management is diligently resolving any internal control weaknesses;

•

Discuss with the Bank’s internal auditors and management any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and management’s proposals for rectifying such weaknesses or deficiencies;

•	Monitor the Bank’s progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters; and

•	Discuss with management and the internal auditors the Bank’s compliance with applicable laws and regulations and from time to time advise the Board of Directors with respect to the same.

D. Bank Trust Department Audit

•	Direct and oversee the annual fiduciary audit of the Bank’s Trust Department;

•	Receive and review reports of management regarding the Bank’s controls for transaction, reputation, and compliance risks as they relate to the Bank’s Trust Department; and

•	Perform any other duties required to be performed by an audit committee for the Bank’s Trust Department in the manner required by applicable laws and regulations.

E. Independent Auditors

•	Hire, fire, compensate, review and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

•	Review the experience, rotation and qualifications of the senior members of the independent auditors’ team;

•	Monitor the independence, qualifications and performance of the independent auditors by, among other things:

•

Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the same, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company;

•

Evaluating the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and whether the provision of any non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors;

•

Establishing and overseeing restrictions on the actions of directors, officers, or employees of the Company in illegally influencing, coercing, manipulating or misleading the Company’s independent auditors including violations of Rule 13b2-2 promulgated under the Exchange Act; and

•	If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

•	Review and approve the independent annual audit plan as well as material changes thereto quarterly;

•

Pre-approve all audit services, audit-related services and permitted non-audit services to be performed for the Company by the independent auditors. In no event shall the independent auditors perform any non-audit services for the Company which are prohibited by Section 10A(g) of the Exchange Act or the rules of the SEC or the Public Company Accounting Oversight Board (or other similar body as may be established from time to time). The Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the independent auditors’ audit plan and shall review such guidelines with the Board. Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Approvals of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required as promptly as practicable in the Company’s quarterly or annual reports required by Section 13(a) of the Exchange Act;

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Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;

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Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Company, including in particular the prohibition on employment under Section 10A(1) of the Exchange Act as chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Company, during the preceding one-year period; and

•	Ensure that the independent auditors have access to all necessary Company personnel, records or other resources.

F. Internal Audit Function

•	Review and approve the Internal Audit Policy, as well as any material changes thereto annually;

•	Review and approve the annual risk assessment, as well as material changes thereto quarterly;

•	Review and approve the internal annual audit plan, as well as any material changes to the internal audit plan quarterly;

•	Receive and review internal audit reports regarding:

•	execution of the internal audit plan quarterly;

•	achievement of annual audit plan;

•

issues that result in a less than satisfactory audit rating, along with management’s proposed corrective actions and the status of that corrective action at each meeting, until the issue is closed by the internal audit department;

•

outstanding audit findings and/or issues by rating, as well as those which are past-due or have been re-aged, systemic issues which are pervasive or persistent across audits and over time, as well as trends in issues (volume, ratings, by line of business, etc);

•	significant trends of risk exposures and control matters;

•	significant governance issues that arise in the course of performing audits;

•	any unwarranted restriction on access by internal auditors to all Company activities, records, property, and personnel;

•	any potential fraud involving management or employees who are significantly involved in the internal controls of the Company as necessary;

•	materials relative to significant industry, accounting, risk management or internal control matters that impact audit scope or emphasis.

•	Ensure that the internal auditors have access to all necessary Company resources.

G. Compliance Oversight

•	Review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

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Establish procedures and require the Company to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

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Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies; and

•	Discuss legal matters that may have a material impact on the financial statements and that may have an impact on the Company’s compliance policies with the Company’s attorney.

H. General

•	Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly;

•	On a regular basis, as appropriate, meet separately with management, the internal auditors, and with the independent auditors;

•	Report to the Board on the Committee’s activities at each Board meeting;

•	Maintain minutes or other records of the Committee’s meetings and activities;

•

Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management, the internal auditors and the independent auditors as the Committee deems appropriate from time to time for improving such materials;

•	Form and delegate authority to subcommittees or members when appropriate;

•	Prepare the audit committee report to be included in the Company’s proxy statement when and as required by the rules of the SEC; and

•	Annually review the performance of the Committee.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

EAGLE FINANCIAL SERVICES, INC.

Proxy for 2007 Annual Meeting of Shareholders Solicited on behalf of the Board of Directors

The undersigned hereby appoints Messrs. Thomas T. Byrd, Lewis M. Ewing and Randall G. Vinson, or any one of them, as proxies, with the power of substitution in each, to act for the undersigned, as designated below, with respect to all of the Company’s Common Stock of the undersigned at the Annual Meeting of Shareholders to be held at the John H. Enders Fire Company Social Hall on Wednesday, May 16, 2007 at Noon, and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed under Election of Directors.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

EAGLE FINANCIAL SERVICES, INC.

May 16, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of Directors: To elect four Class I Directors and two Class II Directors for the terms indicated in the Proxy Statement, as instructed below.

2. To vote in accordance with their best judgment on such other business, if any, that may properly come before the meeting.

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

THOMAS T. GILPIN

JOHN R. MILLESON

ROBERT W. SMALLEY, JR.

JAMES T. VICKERS

DOUGLAS C. RINKER

JOHN D. STOKELY, JR.

Class I

Class I

Class I

Class I

Class II

Class II

INSTRUCTION:

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.